                                                         EXHIBIT  99.1

                          ANNUAL SERVICER'S CERTIFICATE

                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.

          --------------------------------------------------------------
                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
          --------------------------------------------------------------

         The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement dated as of May 16, 1996, (as amended and supplemented, the "Agreement"), by and among TRS, as Servicer, American Express Centurion Bank, a Utah banking institution, and American Express Receivables Financing Corporation II, each as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his knowledge after reasonable investigation that:

         1. TRS is as of the date hereof the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

         2. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

         3. A review of the activities of the Servicer during the calendar year ended December 31, 1998 and of its performance under the Agreement was conducted under my supervision.

         4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such calendar year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

         5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 1998, which sets in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default, and (iii) the current status of each such default: NONE.

         IN WITNESS WHEREOF, the undersigned, has duly executed this Certificate this 19th day of March, 1999.
                                  AMERICAN EXPRESS
                                  TRAVEL RELATED SERVICES COMPANY, INC.,
                                  as Servicer


                                  By: /s/ Lawrence Fazzari
                                      -----------------------------------
                                      Name:   Lawrence Fazzari
                                      Title:  Vice President - Business Results

                                                         EXHIBIT 99.2

REPORT OF INDEPENDENT ACCOUNTANTS


American Express Travel Related Services Company, Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation II
3 World Financial Center
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have audited in accordance with generally accepted auditing standards the consolidated balance sheet of American Express Travel Related Services Company, Inc. (the "Company") as of December 31, 1998, and the related consolidated statements of income, shareholder's equity, and cash flows for the year then ended, and have issued our report thereon dated February 4, 1999.

In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Master Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and supplemented by the Series' 1996-1, 1997-1, and 1998-1 Supplements (together the "Agreement"), among the Company, as Servicer, American Express Receivables Financing Corporation II ("RFCII") and American Express Centurion Bank ("Centurion"), as Transferors, and The Bank of New York ("BONY"), as Trustee on behalf of the Certificateholders of the Trust, insofar as they relate to accounting matters. However, our audit is not directed primarily toward obtaining knowledge of such noncompliance. Also, it should be understood that we make no representations as to questions of legal interpretation.

     This report is intended solely for the information and use of the Company, RFC II, Centurion, BONY, Moody's Investors Services and Standard & Poor's Corporation and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFC II on behalf of the Trust, and its distribution is not limited.




March 15, 1999                                            /s/ Ernst & Young LLP

REPORT OF INDEPENDENT ACCOUNTANTS



American Express Travel Related Services Company, Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation II
3 World Financial Center
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have examined management's assertion that American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company ("American Express"), maintained internal control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust") that are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Master Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and supplemented by the Series' 1996-1, 1997-1 and 1998-1 Supplements (together the "Agreements"), among TRS as Servicer, American Express Receivables Financing Corporation II ("RFCII") and American Express Centurion Bank ("Centurion") as Transferors, and The Bank of New York as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report of Management on Credit Account Master Trust Internal Control Policies and Procedures and Pooling and Servicing Agreement Compliance" (the "Report").

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS maintained internal control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 1998, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS, as Servicer, Centurion and RFCII, as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the criteria specified in the Report.

This report is intended solely for the information and use of the Board of Directors and management of TRS as Servicer, RFCII and Centurion as Transferors, and The Bank of New York as Trustee, and is not intended to be and should not be used by anyone other than these specified parties. However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFCII on behalf of the Trust, and its distribution is not limited.




March 15, 1999                                          /s/ Ernst & Young LLP

                REPORT OF MANAGEMENT ON CREDIT ACCOUNT
                     MASTER TRUST INTERNAL CONTROL
            POLICIES AND PROCEDURES AND POOLING AND SERVICING
                         AGREEMENT COMPLIANCE



Internal Control Policies and Procedures
----------------------------------------

American Express Travel Related Services Company, Inc. ("TRS") which is a wholly owned subsidiary of American Express Company, is responsible for establishing and maintaining effective internal control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust"). These policies and procedures are designed to provide reasonable assurance to TRS's management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Master Pooling and Servicing Agreement, dated as of May 16, 1996, as amended supplemented by the Series' 1996-1, 1997-1 and 1998-1 Supplements (together the "Agreements"), between TRS as Servicer, American Express Receivables Financing Corporation II ("RFCII") and American Express Centurion Bank ("Centurion") as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal control policy and procedure, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal control policies and procedures may vary over time.

TRS has determined that the objectives of its internal control policies and procedures, with respect to servicing and reporting of transferred loans, are to provide reasonable, but not absolute assurance that:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreements.

o The addition of Accounts to the Trust are authorized in accordance with the Agreements.

o The removal of Accounts from the Trust are authorized in accordance with the Agreements.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

o  Daily   records  as  specified  in  the  Agreements  are  maintained  and are available for inspection by the Trustee upon request.

o  Monthly  Servicer's  Certificates   are   prepared  and  contain the required
   information in accordance with the Agreements.

o  Monthly  Servicer's  Certificates   generated  pursuant to the Agreements are
   materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o  On  an  annual  basis,  the  Servicer   will   deliver  to   the  Trustee  an
   Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreements.


TRS has assessed its internal control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS maintained that, as of December 31, 1998, its internal control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreements between the TRS, as Servicer, Centurion and RFCII, as Transferors, and The Bank of New York, as Trustee, and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
------------------------------------------

TRS is responsible for complying with the Agreements. TRS assessed its compliance, as of December 31, 1998 and for the compliance period then ended, with the relevant covenants and conditions identified in the Agreements. Based upon this assessment and the delivery of the independent accountant's letters pursuant to Section 3.06 (a) and (b) of the Agreements, TRS was in compliance, as of December 31, 1998 and for the compliance period then ended, with the relevant covenants and conditions identified in the Agreements. In addition, TRS did not identify any instances of noncompliance in performing the assessment.

March 15, 1999

                      American Express Travel Related Services Company, Inc. by:




                     /s/ Kevin Mahoney
                     ---------------------------
                     Kevin Mahoney
                     Senior Vice President
                     Global Business Management and Analysis


                     /s/ Gilbert E. Ahye
                     ---------------------------
                     Gil Ahye
                     Senior Vice President & CFO,
                     CCSG Finance


                     /s/ Lawrence Fazzari
                     ---------------------------
                     Lawrence Fazzari
                     Vice President, Business Results


                     /s/ Michael Del Priore
                     ---------------------------
                     Michael Del Priore
                     Director, Business Results

                                                         EXHIBIT 99.3

                         SERVICER'S CERTIFICATE

            AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

                 --------------------------------------------

                             ANNUAL STATEMENT

                 AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                          SERIES 1996-1,1997-1, & 1998-1

         FOR THE PERIOD DECEMBER 26, 1997 THROUGH DECEMBER 25, 1998

                 --------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1,1997-1 and 1998-1 Supplements (the "Series Supplements"),among TRS,as Servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II, as Transferors, and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplements, as applicable.

2.   TRS is, as of the date hereof, the Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Annual Statement is delivered pursuant to sections 5.02(d) of the Series Supplements and contains information with respect to the Trust aggregated for the period December 26, 1997 through December 25, 1998 (the end of the last monthly period of the Trust in 1998.)




      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 11th day of March, 1999.



                                     AMERICAN EXPRESS TRAVEL RELATED
                                     SERVICES COMPANY, INC., as Servicer

                                     By: /s/ Lawrence Fazzari
                                         --------------------------------
                                         Name:  Lawrence Fazzari
                                         Title: Vice President
                                                Business Results


ACTIVITY AGGREGATE FOR THE PERIOD DECEMBER 26, 1997 THROUGH DECEMBER 25, 1998
-----------------------------------------------------------------------------
I.  Trust Activity

A. Aggregated Trust Activity
-----------------------------

Balances at December 26, 1997
Principal Receivable Balance                           3,945,286,169
Special Funding Account Balance                                    0
Total Principal Balance                                3,945,286,169

Aggregate Finance Charge Collections                     690,234,468
 (excluding Discount Option & Recoveries)
Discount Percentage                                            2.00%
Discount Option Receivables Collections                   79,248,154
Premium Option Receivables Collections                             0
Recoveries                                                44,642,684
Total Collections of Finance Charge Receivables          814,125,306
Total Collections of Principal Receivables             3,883,159,538
Defaulted amount                                         251,653,033
Account Addition                                                   0
New Principal Receivables                              4,205,413,690

Balances at December 25, 1998
Principal Receivables Balance                          4,015,887,288
Required Minimum Principal Balance                     3,210,000,000
Transferor Amount                                      1,015,887,288
Special Funding Account Balance                                    0
Total Principal Balance                                4,015,887,288


B. Series Allocations                                  Series 1996-1        Series 1997-1         Series 1998-1        Trust Total
---------------------                                  -------------        -------------         -------------

Group Number                                                       1                    1                     2
Invested Amount                                        1,000,000,000        1,000,000,000         1,000,000,000      3,000,000,000
Adjusted Invested Amount                               1,000,000,000        1,000,000,000         1,000,000,000      3,000,000,000
Principal Funding Account Balance                                  0                    0                     0
Series Allocation Percentage at 12/25/98                      33.33%               33.33%                33.33%            100.00%
Series Alloc. Finance Charge Collections                 328,447,415          328,447,415           157,230,475        656,894,831
Series Allocable Recoveries                               18,123,395           18,123,395             8,395,894         44,642,684
Series Alloc. Principal Collections                    1,572,433,993        1,572,433,993           738,291,553      3,883,159,538
Shared Principal Collections                                     N/A                  N/A
Series Allocable Defaulted Amount                        101,907,333          101,907,333            47,838,366        251,653,033


C. Group I Allocations                                 Series 1996-1        Series 1997-1         Group I Total
----------------------                                 -------------        -------------         -------------

Investor Finance Charge Collections                      210,455,857          210,455,857           420,911,714
Investor Monthly Interest                                 67,538,920           63,819,892           131,358,812
Investor Default Amount                                   65,073,937           65,073,937           130,147,875
Investor Service Fees                                     20,000,000           20,000,000            40,000,000
Investor Additional Amounts                                        0                    0                     0
Total                                                    152,612,858          148,893,830           301,506,687
Reallocated Investor Finance Charge Collections                  N/A                  N/A                   N/A
Available Excess                                          57,842,999           61,562,028           119,405,027


D. Group II Allocations                                Series 1998-1       Group II Total
-----------------------                                -------------       --------------

Investor Finance Charge Collections                      121,682,109          121,682,109
Investor Monthly Interest                                 32,534,879           32,534,879
Investor Default Amount                                   37,025,328           37,025,328
Investor Service Fees                                     11,666,667           11,666,667
Investor Additional Amounts                                        0                    0
Total                                                     81,226,875           81,226,875
Reallocated Investor Finance Charge Collections                  N/A                  N/A
Available Excess                                          40,455,234           40,455,234

                                                    - 2 -

ACTIVITY AGGREGATE FOR THE PERIOD DECEMBER 26, 1997 THROUGH DECEMBER 25, 1998

II. Series 1996-1 Certificates
------------------------------------------------------------------------------------------------------------------------------

                                                            Series           Total Investor         Transferors
A. Aggregate Investor/Transferor Allocations             Allocations             Interest             Interest
--------------------------------------------           -------------             --------          -----------

Invested/Transferor Amount at 12/26/97                 1,972,643,084        1,000,000,000          972,643,084
Adjusted Invested Amount at 12/26/97                             N/A        1,000,000,000                  N/A
Collections of Finance Chg. Receivables                  328,447,415          210,455,857          117,991,558
Collections of Principal Receivables                   1,572,433,993        1,003,893,803          568,540,189
Defaulted Amount                                         101,907,333           65,073,937           36,833,396
Invested/Transferor Amount at 12/25/98                 1,338,629,096        1,000,000,000          338,629,096


                                                                                                    Collateral
B. Monthly Period Funding Requirements                       Class A              Class B             Interest           Total
--------------------------------------                       -------              -------           ----------           -----

Monthly Interest                                          58,820,000            4,170,000            4,548,920      67,538,920
Investor Default Amount                                   56,288,956            3,904,436            4,880,545      65,073,937
Investor Monthly Fees                                     17,300,000            1,200,000            1,500,000      20,000,000
Investor Additional Amounts                                        0                    0                    0               0
Total                                                    132,408,956            9,274,436           10,929,466     152,612,858

Reallocated Investor Finance Charge Collections                                                                            N/A


                                                                                                    Collateral
C. Certificates - Balances and Distributions                Class A               Class B             Interest           Total
--------------------------------------------                -------               -------           ----------           -----

Certificates Balance at 12/26/97                        865,000,000            60,000,000           75,000,000   1,000,000,000
Interest Distributions                                   58,820,000             4,170,000            4,548,920      67,538,920
Principal Deposits - Prin. Funding Account                        0                     0                    0               0
Principal Distributions                                           0                     0                    0               0
Total Distributions                                      58,820,000             4,170,000            4,548,920      67,538,920
Certificates Balance at 12/25/98                        865,000,000            60,000,000           75,000,000   1,000,000,000

D. Aggregate Distributions in respect of the Class A Certificates per $1,000 original certificate principal amount.

      1.   Total                                            $            68.00

      2.   Amount in respect of Class A Monthly Interest    $            68.00

      3.   Amount in respect of Class A Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class A Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class A Principal           $             0.00


E. Aggregate Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

      1.   Total amount of Class A Investor Charge-Offs:    $             0.00

      2.   Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                               $             0.00

      3.   Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                   $             0.00

      4.   Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:          $             0.00


F. Aggregate Distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   Total                                            $            69.50

      2.   Amount in respect of Class B Monthly Interest    $            69.50

      3.   Amount in respect of Class B Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class B Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class B Principal           $             0.00


G.    Reductions in Class B Invested Amount pursuant to clauses (c),
(d), and (e) of the definition of Class B Invested Amount as of December 25,
1998.

      1.   The amount of reductions in Class B
            Invested Amount pursuant to clauses
            (c), (d), and (e) of the definition
            of Class B Invested Amount:                     $             0.00

      2.   The amount of reductions in the
            Class B Invested Amount set forth in
            paragraph 1 above, per $1,000 original
            certificate principal amount:                   $             0.00

      3.   The total amount reimbursed in respect
            of such reductions in the Class B
            Invested Amount:                                $             0.00

      4.   The amount set forth in paragraph 3
            above, per $1,000 original certificate
            principal amount:                               $             0.00


H.   Aggregate Distributions to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
            Interest Holder:                                $     4,548,920.00

      2.   Amount distributed in respect of Collateral
            Monthly Interest:                               $     4,548,920.00

      3.   Amount distributed in respect of Collateral
            Additional Interest:                            $             0.00

      4.   The amount distributed to the Collateral
            Interest Holder in respect of principal
            on the Collateral Invested Amount:              $             0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount as of December 25, 1998.

      1.   The amount of reductions in the
            Collateral Invested Amount pursuant
            to clauses (c), (d), and (e) of the
            definition of Collateral Invested Amount:       $             0.00

      2.   The total amount reimbursed in respect
            of such reductions in the Collateral
            Invested Amount:                                $             0.00


J.   Aggregate Reallocated Principal Collections.

      1.   Reallocated Principal Collections
            Required to fund the Required Amount:           $             0.00

      2    Shared Principal Collections from other
            Series allocated to Series 1996-1:                             N/A


K.   Aggregate Available Principal Collections treated as Shared
Principal Collections:                                      $             0.00

L.   Amount of Series Enhancement drawn upon and allocated to
Series 1996-1:                                              $             0.00


ACTIVITY AGGREGATE FOR THE PERIOD DECEMBER 26, 1997 THROUGH DECEMBER 25, 1998
------------------------------------------------------------------------------------------------------------------------------

III. Series 1997-1 Certificates

                                                                  Series      Total Investor        Transferors
A. Aggregate Investor/Transferor Allocations                   Allocations        Interest           Interest
--------------------------------------------                   -----------     -------------      -----------

Invested/Transferor Amount at 12/26/97                       1,972,643,084      1,000,000,000     972,643,084
Adjusted Invested Amount at 12/26/97                                   N/A      1,000,000,000             N/A
Collections of Finance Chg. Receivables                        328,447,415        210,455,857     117,991,558
Collections of Principal Receivables                         1,572,433,993      1,003,893,803     568,540,189
Defaulted Amount                                               101,907,333         65,073,937      36,833,396
Invested/Transferor Amounts at 12/25/98                      1,338,629,096      1,000,000,000     338,629,096


                                                                                                   Collateral
B. Monthly Period Funding Requirements                            Class A             Class B        Interest          Total
--------------------------------------                            -------          ----------        --------          -----
Monthly Interest                                               55,360,000           3,930,000       4,529,892     63,819,892
Investor Default Amount                                        56,288,956           3,904,436       4,880,545     65,073,937
Investor Monthly Fees                                          17,300,000           1,200,000       1,500,000     20,000,000
Investor Additional Amounts
Total                                                         128,948,956           9,034,436      10,910,437    148,893,830

Reallocated Investor Finance Charge Collections                                                                          N/A


                                                                                                   Collateral
C. Certificates - Balances and Distributions                      Class A             Class B        Interest          Total
--------------------------------------------                      -------             -------      ----------          -----
Certificates Balance at 12/26/97                              865,000,000          60,000,000      75,000,000  1,000,000,000
Interest Distributions                                         55,360,000           3,930,000       4,529,892     63,819,892
Principal Deposits - Prin. Funding Account                              0                   0               0              0
Principal Distributions                                                 0                   0               0              0
Total Distributions                                            55,360,000           3,930,000       4,529,892     63,819,892
Certificates Balance at 12/25/98                              865,000,000          60,000,000      75,000,000  1,000,000,000

D. Aggregate Distributions in respect of the Class A Certificates per $1,000 original certificate principal amount.

      1.   Total                                            $            64.00

      2.   Amount in respect of Class A Monthly Interest    $            64.00

      3.   Amount in respect of Class A Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class A Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class A Principal           $             0.00


E. Aggregate Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

      1.   Total amount of Class A Investor Charge-Offs:    $             0.00

      2.   Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                               $             0.00

      3.   Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                   $             0.00

      4.   Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:          $             0.00


F. Aggregate Distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   Total                                            $            65.50

      2.   Amount in respect of Class B Monthly Interest    $            65.50

      3.   Amount in respect of Class B Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class B Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class B Principal           $             0.00


G.    Reductions in Class B Invested Amount pursuant to clauses (c), (d), and
(e) of the definition of Class B Invested Amount as of December 25, 1998.

      1.   The amount of reductions in Class B
            Invested Amount pursuant to clauses
            (c), (d), and (e) of the definition
            of Class B Invested Amount:                     $             0.00

    2.   The amount of reductions in the
            Class B Invested Amount set forth in
            paragraph 1 above, per $1,000 original
            certificate principal amount:                   $             0.00

      3.   The total amount reimbursed in respect
            of such reductions in the Class B
            Invested Amount:                                $             0.00

      4.   The amount set forth in paragraph 3
            above, per $1,000 original certificate
            principal amount:                               $             0.00


H.   Aggregate Distributions to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
            Interest Holder:                                $     4,529,892.00

      2.   Amount distributed in respect of Collateral
            Monthly Interest:                               $     4,529,892.00

      3.   Amount distributed in respect of Collateral
            Additional Interest:                            $             0.00

      4.   The amount distributed to the Collateral
            Interest Holder in respect of principal
            on the Collateral Invested Amount:              $             0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount as of December 25, 1998.

      1.   The amount of reductions in the
            Collateral Invested Amount pursuant
            to clauses (c), (d), and (e) of the
            definition of Collateral Invested Amount:       $             0.00

      2.   The total amount reimbursed in respect
            of such reductions in the Collateral
            Invested Amount:                                $             0.00


J.   Aggregate Reallocated Principal Collections.

      1.   Reallocated Principal Collections
            Required to fund the Required Amount:           $             0.00

      2    Shared Principal Collections from other
            Series allocated to Series 1997-1:                             N/A


K.   Aggregate Available Principal Collections treated as Shared
Principal Collections:                                      $             0.00

L.   Amount of Series Enhancement drawn upon and allocated to
Series 1997-1:                                              $             0.00


ACTIVITY AGGREGATE FOR THE PERIOD DECEMBER 26, 1997 THROUGH DECEMBER 25, 1998
-------------------------------------------------------------------------------------------------------------------------------

IV. Series 1998-1 Certificates


                                                             Series     Total Investor    Transferors
A.  Aggregate Investor/Transferor Allocations              Allocations      Interest        Interest
--------------------------------------------               -----------      --------        --------
Invested/Transferor Amount at 12/26/97                              0                0              0
Adjusted Invested Amount at 12/26/97                              N/A                0            N/A
Collections of Finance Chg. Receivables                   157,230,475      121,682,109     35,548,366
Collections of Principal Receivables                      738,291,553      571,385,003    166,906,550
Defaulted Amount                                           47,838,366       37,025,328     10,813,038
Invested/Transferor Amount at 12/25/98                  1,338,629,096    1,000,000,000    338,629,096



                                                                                           Collateral
B. Monthly Period Funding Requirements                        Class A          Class B       Interest          Total
--------------------------------------                        -------          -------       --------          -----

Monthly Interest                                           26,552,125        2,647,996      3,334,759       32,534,879
Investor Default Amount                                    30,545,896        2,962,026      3,517,406       37,025,328
Investor Monthly Fees                                       9,625,000          933,333      1,108,333       11,666,667
Investor Additional Amounts                                         0                0              0                0
Total                                                      66,723,020        6,543,356      7,960,499       81,226,875

Reallocated Investor Finance Charge Collections                                                                   N/A


                                                                                            Collateral
C. Certificates - Balances and Distributions                  Class A          Class B        Interest         Total
--------------------------------------------                  -------          -------        --------         -----

Certificates Balance at Issuance                          825,000,000       80,000,000      95,000,000               0
Interest Distributions                                     26,552,125        2,647,996       3,334,759      32,534,879
Principal Deposits - Prin. Funding Account                          0                0               0               0
Principal Distributions                                             0                0               0               0
Total Distributions                                        26,552,125        2,647,996       3,334,759      32,534,879
Certificates Balance at 12/25/98                          825,000,000       80,000,000      95,000,000   1,000,000,000


D. Aggregate Distributions in respect of the Class A Certificates per $1,000 original certificate principal amount.

      1.   Total                                            $            32.18

      2.   Amount in respect of Class A Monthly Interest    $            32.18

      3.   Amount in respect of Class A Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class A Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class A Principal           $             0.00


E. Aggregate Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

      1.   Total amount of Class A Investor Charge-Offs:    $             0.00

      2.   Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                               $             0.00

      3.   Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                   $             0.00

      4.   Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:          $             0.00


F. Aggregate Distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   Total                                            $            33.10

      2.   Amount in respect of Class B Monthly Interest    $            33.10

      3.   Amount in respect of Class B Outstanding
           Monthly Interest                                 $             0.00

      4.   Amount in respect of Class B Additional
           Interest                                         $             0.00

      5.   Amount in respect of Class B Principal           $             0.00


G.    Reductions in Class B Invested Amount pursuant to clauses (c), (d), and
(e) of the definition of Class B Invested Amount as of December 25, 1998.

      1.   The amount of reductions in Class B
            Invested Amount pursuant to clauses
            (c), (d), and (e) of the definition
            of Class B Invested Amount:                     $             0.00

      2.   The amount of reductions in the
            Class B Invested Amount set forth in
            paragraph 1 above, per $1,000 original
            certificate principal amount:                   $             0.00

      3.   The total amount reimbursed in respect
            of such reductions in the Class B
            Invested Amount:                                $             0.00

      4.   The amount set forth in paragraph 3
            above, per $1,000 original certificate
            principal amount:                               $             0.00


H.   Aggregate Distributions to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
            Interest Holder:                                $     3,334,759.00

      2.   Amount distributed in respect of Collateral
            Monthly Interest:                               $     3,334,759.00

      3.   Amount distributed in respect of Collateral
            Additional Interest:                            $             0.00

      4.   The amount distributed to the Collateral
            Interest Holder in respect of principal
            on the Collateral Invested Amount:              $             0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount as of December 25, 1998.

      1.   The amount of reductions in the
            Collateral Invested Amount pursuant
            to clauses (c), (d), and (e) of the
            definition of Collateral Invested Amount:       $             0.00

      2.   The total amount reimbursed in respect
            of such reductions in the Collateral
            Invested Amount:                                $             0.00


J.   Aggregate Reallocated Principal Collections.

      1.   Reallocated Principal Collections
            Required to fund the Required Amount:           $             0.00

      2    Shared Principal Collections from other
            Series allocated to Series 1998-1:                             N/A


K.   Aggregate Available Principal Collections treated as Shared
Principal Collections:                                      $             0.00

L.   Amount of Series Enhancement drawn upon and allocated to
Series 1998-1:                                              $             0.00

                                                            EXHIBIT 99.4


                             PAGES 22 THROUGH 23 OF
                           AMERICAN EXPRESS COMPANY'S
                              1998 ANNUAL REPORT TO
                            SHAREHOLDERS, DISCUSSING
                                    YEAR 2000

YEAR 2000

The Year 2000 (Y2K) issue is the result of computer programs having been written using two digits rather than four to define a year. Some programs may recognize a date using "00" as the year 1900 rather than 2000. This misinterpretation could result in the failure of major systems or miscalculations, which could have a material impact on the Company and its businesses or subsidiaries through business interruption or shutdown, financial loss, reputational damage and legal liability to third parties. The Company began addressing the Y2K issue in 1995 and has established a plan for resolution, which involves the remediation, decommissioning and replacement of relevant systems, including mainframe, mid-range and desktop computers, application software, operating systems, systems software, date back-up archival and retrieval services, telephone and other communications systems, and hardware peripherals and facilities dependent on embedded technology. As a part of our plan, we have generally followed and utilized the specific policies and guidelines established by the Federal Financial Institutions Examination Council, as well as other U.S. and international regulatory agencies. Additionally, we continue to participate in Y2K related industry consortia sponsored by various partners and suppliers. Progress is reviewed regularly with the Company's senior management and Board of Directors.

Our Y2K compliance effort related to information technology (IT) systems is divided into two initiatives. The first, which is the much larger initiative, is known internally as "Millenniax," and relates to mainframe and other technological systems maintained by the American Express Technologies organization (AET). The second, known as "Business T," relates to the technological assets that are owned, managed or maintained by the Company's individual business units. Business T also encompasses the remediation of non-IT systems. These initiatives involve a substantial number of employees and external consultants. This multiple sourcing approach is intended to mitigate the risk of becoming dependent on any one vendor or resource. While the vast majority of our systems that require modification are being remediated, in some cases we have chosen to migrate to new applications that are already Y2K compliant.

The Company's plans for remediation with respect to Millenniax and Business T include the following program phases: (i) employee awareness and mobilization,
(ii) inventory collection and assessment, (iii) impact analysis, (iv) remediation/decommission, (v) testing and (vi) implementation. As part of the first three phases, we have identified the Company's mission-critical systems for purposes of prioritization. The Company's goals are to complete testing of critical systems by early 1999, and to continue compliance efforts, including but not limited to, the testing of systems on an integrated basis and independent validation of such testing, through 1999.* We are currently on schedule to meet these goals. With respect to systems maintained by the Company, the first three phases referred to above have been substantially completed for both Millenniax and Business T. In addition, remediation of critical systems is substantially complete. As of December 31, 1998, for Millenniax, the remediation/decommission, testing and implementation phases for critical and non-critical systems in total are 82%, 75% and 60%
complete, respectively. For Business T, such phases are 85%, 70% and 69% complete, respectively. Certain critical systems have already been made Y2K compliant, such as the Worldwide Credit Authorization System, and we have completed testing of the global point of sale infrastructure. As a result, we have begun issuing Year 2000 dated charge and credit cards.

Our most commonly used methodology for remediation is the sliding window. Once an application/system has been remediated, we apply specific types of tests, such as stress, regression, unit, future date and baseline to ensure that the remediation process has achieved Y2K compliance while maintaining the fundamental data processing integrity of the particular system. To assist with remediation and testing, we are using various standardized tools obtained from a variety of vendors.

The Company's cumulative costs since inception of the Y2K initiatives were $383 million through December 31, 1998 and are estimated to be in the range of $135-$160 million for the remainder through 2000.* These include both remediation costs and costs related to replacements that were or will be required as a result of Y2K. These costs, which are expensed as incurred, relate to both Millenniax and Business T, and have not had, nor are they expected to have, a material adverse impact on the Company's results of operations or financial condition.* Costs related to Millenniax, which represent most of the total Y2K costs of the Company, are managed by and included in the Corporate and Other segment; costs related to Business T are included in the business segments. Y2K costs related to Millenniax represent 14%, 6% and 1% of the AET budget for the years 1998, 1999 and 2000, respectively. The Company has not deferred other critical technology projects or investment spending as a result of Y2K. However, because the Company must continually prioritize the allocation of finite financial and human resources, certain non-critical spending initiatives have been deferred.

The Company's major businesses are heavily dependent upon internal computer systems, and all have significant interaction with systems of third parties, both domestically and internationally. The Company is working with key external parties, including merchants, clients, counterparties, vendors, exchanges, utilities, suppliers, agents and regulatory agencies to mitigate the potential risks to us of Y2K. The failure of external parties to resolve their own Y2K issues in a timely manner could result in a material financial risk to the Company. As part of our overall compliance program, the Company is actively communicating with third parties through face-to-face meetings and correspondence, on an ongoing basis, to ascertain their state of readiness. Although numerous third parties have indicated to us in writing that they are addressing their Y2K issues on a timely basis, the readiness of third parties overall varies across the spectrum. Because the Company's Y2K compliance is dependent on key third parties being compliant on a timely basis, there can be no assurances that the Company's efforts alone will resolve all Y2K issues.

At this point, the Company is in the process of performing an assessment of reasonably likely Y2K systems failures and related consequences. The Company is also preparing specific Y2K contingency plans for all key American Express business units to mitigate the potential impact of such failures. This effort is a full-scale initiative that includes both internal and external experts under the guidance of a Company-wide steering committee. Our contingency plans, which will be based in part on an assessment of the magnitude and probability of potential risks, will primarily focus on proactive steps to prevent Y2K failures from occurring, or if they should occur, to detect them quickly, minimize their impact and expedite their repair. The Y2K contingency plans will supplement disaster recovery and business continuity plans already in place, and are expected to include measures such as selecting alternative suppliers and channels of distribution, and developing our own technology infrastructure in lieu of those provided by third parties. Development of the Y2K contingency plans is expected to be substantially complete by the end of the first quarter of 1999, and will continue to be refined throughout 1999 as additional information related to our exposures is gathered.*

*Statements in this Y2K discussion marked with an asterisk are forward-looking statements which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, the ability of the Company to successfully identify systems containing two-digit codes, the nature and amount of programming required to fix the affected systems, the costs of labor and consultants related to such efforts, the continued availability of such resources, and the ability of third parties that interface with the Company to successfully address their Y2K issues.


                                        23